Exhibit 5.1

Morgan, Lewis & Bockius llp One Federal Street Boston, Massachusetts 02110-1726 Tel. +1.617.341.7700 Fax: +1.617.341.7701 www.morganlewis.com

May 14, 2015

PlasmaTech Biopharmaceuticals, Inc.

4848 Lemmon Avenue, Suite 517

Dallas, Texas 75219

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to PlasmaTech Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to an aggregate of up to 1,925,000 shares of common stock, par value $0.01 per share, of the Company (the “Shares”) that may be sold or delivered by the parties listed as selling stockholders in the Registration Statement (the “Selling Stockholders”), of which 1,250,000 Shares (the “Existing Shares”) are currently held by the Selling Stockholders and 675,000 (the “Warrant Shares”) are issuable by the Company upon the exercise of warrants (the “Warrants”) currently held by the Selling Stockholders. The Existing Shares may be sold or delivered, and the Warrant Shares, after exercise of the Warrants in accordance with the terms thereof, may be sold or delivered, from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus, and pursuant to Rule 415 under the Act.

We have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares. As such counsel, we have also examined originals or copies of the Registration Statement and the exhibits thereto and such other documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

We have also assumed that, at or prior to the time of the issuance and delivery of any Warrant Shares, that there will not have occurred any change in law, change in the Warrants or the Company’s Certificate of Incorporation, or further action by the Company’s board of directors, in each case affecting the validity of the issuance of the Warrant Shares.

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PlasmaTech Biopharmaceuticals, Inc.

May 14, 2015

This opinion is limited solely to the Delaware General Corporation Law, as applied by courts located in Delaware.

Based upon and subject to the foregoing, we are of the opinion that the Existing Shares are validly issued, fully paid and nonassessable, and the Warrant Shares, when issued after exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

This opinion is intended solely for use in connection with the issuance and sale of the Shares that are the subject of the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

MORGAN, LEWIS & BOCKIUS LLP